Consent of Independent Registered Public Accounting Firm
Asian Financial Inc. and Subsidiaries
Audited Financial Statements
June 30, 2008, 2007 and 2006

To The Board of Directors
Asian Financial Inc. and Subsidiaries

We consent to the incorporation in the Report of Asian Financial Inc on Form 10-K of our report dated September 5, 2008 on our audits of the consolidated financial statements of Asian Financial Inc. and Subsidiaries as of June 30, 2008 and 2007 and for the years ended June 30, 2008, 2007 and 2006, which our reports are incorporated in the Form 10-K.

/s/ Moore Stephens Wurth Frazer and Torbet, LLP
Walnut, California
September 26, 2008